UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

NATIONAL HOME HEALTH CARE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On May 9, 2007, National Home Health Care Corp., a Delaware corporation (the “Company”), AG Home Health Acquisition Corp., a Delaware corporation (the “Acquisition Corp”), and AG Home Health LLC, a Delaware limited liability company (the “Parent”) entered into an Amended and Restated Agreement and Plan of Merger (the “Revised Agreement”). The terms of the Revised Agreement differ from those in the Agreement and Plan of Merger, dated November 28, 2006 (the “Original Agreement”), as amended, among the parties, however, in the following principal respects:

1.	A Merger Consideration of $12.50 per share;

2.	The deletion of the closing condition with respect to the EBITDA of the Company;

3.	An outside termination date of October 15, 2007;

4.	The addition of a provision for the reimbursement of expenses incurred by the Acquisition Corp. or Parent to a maximum of $1,500,000, which reimbursements are payable under the circumstances in which the Company Break Up Fee is payable;

5.	The Special Committee and the Board of Directors of the Company have three (3) business days (previously ten (10)) to consider unsolicited other proposals. Unsolicited offerors may not make multiple proposals; and

6.	A condition that the Special Meeting of Stockholders of the Company be held no later than May 29, 2007.

         The Revised Agreement is attached as Exhibit 10.1 hereto, the Original Agreement is set forth as Exhibit 10.1 to that Form 8-K filed by the Company with the Securities and Exchange Commission on December 4, 2007, and Amendment No. 1 to the Original Agreement is set forth as Exhibit 10.1 to that Form 8-K filed by the Company with the Securities and Exchange Commission on April 3, 2007. Each of the Revised Agreement, the Original Agreement, and Amendment No. 1 to the Original Agreement are herein incorporated by reference and the descriptions hereof are qualified in their entirety by reference to copies of such agreements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Agreement and Plan of Merger, dated May 9, 2007.

99.1	Press Release dated May 10, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2007	NATIONAL HOME HEALTH CARE CORP. /s/ Robert P. Heller Name: Robert P. Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Agreement and Plan of Merger, dated May 9, 2007, by and among National Health Care Corp., AG Home Health Acquisition Corp. and AG Home Health LLC.

99.1	Press Release dated May 10, 2007.